EXHIBIT 10.2


              OMNIBUS SECOND MODIFICATION TO SENIOR LOAN DOCUMENTS

     THIS OMNIBUS SECOND MODIFICATION TO SENIOR LOAN DOCUMENTS (this "Agreement") is made and dated as of March 27, 2002, by and among DEARBORN CENTER, L.L.C., a Delaware limited liability company (the "Borrower"), BAYERISCHE HYPO- UND VEREINSBANK AG, NEW YORK BRANCH ("Agent"), a banking corporation organized under the laws of the Federal Republic of Germany, as a lender and as agent for the lenders from time to time party to the Credit Agreement, as hereinafter defined (each, a "Lender" and, collectively, the "Lenders"), and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGRLP"). All capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Borrower and Agent, as a lender and as the agent for the Lenders, executed and delivered that certain Credit Agreement, dated as of January 5, 2001, as amended by that certain Omnibus First Modification to Senior Loan Documents, dated as of March 12, 2001 and that certain Amendment to Omnibus First Modification to Senior Loan Documents, dated as of January 2, 2002 (said Credit Agreement, as it has been so amended and may hereafter be amended, modified or supplemented, from time to time, being the "Credit Agreement");

     WHEREAS, the Borrower and the Guarantor have requested that the Lenders modify certain financial covenants contained in the Guaranties;

     WHEREAS, the Borrower and the Guarantor have further requested that the Lenders grant a waiver of certain breaches of financial covenants contained in the Guaranties;

     WHEREAS, as an inducement to the Lenders to modify and waive certain financial covenants, the Borrower and PGRLP have agreed to escrow certain funds and otherwise take the actions described herein; and

     WHEREAS, the Lenders are willing to modify and waive the financial covenants on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the modification and waiver of certain financial covenants contained in the Guaranties and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

     Section 1. TIF Financing.

     The Borrower has requested that Agent approve a Redevelopment Agreement between the Borrower and the City of Chicago, through its Department of Planning and Development (the "City") and the transactions contemplated therein (the "TIF Financing") and has provided the Agent with a draft copy of such Redevelopment Agreement. Upon the final approval of the Redevelopment Agreement and the TIF Financing by Agent, the Borrower hereby agrees as follows:

          (i) to pledge the promissory note delivered by the City to the Borrower pursuant to the Redevelopment Agreement (the "TIF Note") to the Agent (on behalf of the Lenders) as additional collateral for the Loan;

          (ii) to deposit into interest-bearing escrow all payments of any kind made under the TIF Note, including the proceeds thereof, with Agent (until the Loan has been paid in full); and

          (iii) to enter into reasonable documentation acceptable to Agent to evidence the foregoing agreements.

     Section 2. Waiver.

     (a) Section 6(d) of the Interest Guaranty, Section 6(d) of the Payment Guaranty and Section 8(d) of the Completion Guaranty require that, as of the end of each fiscal quarter during the term of the Loan: (i) the amount of Unrestricted Cash owned and held by PGRLP and all of its Subsidiaries be at least Twenty Million Dollars ($20,000,000.00); and (ii) the sum of (A) Unrestricted Cash in respect of such fiscal quarter and (B) Funds From Operations in respect of the same fiscal quarter, be at least Twenty-Five Million Dollars ($25,000,000.00) (collectively, the "Liquidity Covenant"). For the purposes of this Agreement, "Unrestricted Cash" and "Funds From Operations" shall have the meanings ascribed to them in the Guaranties.

     (b) PGRLP does not expect to be able to comply with the Liquidity Covenant as of March 31, 2002.

     (c) Agent, on behalf of the Lenders, hereby waives, for all purposes under the Guaranties, the Credit Agreement and the other Loan Documents, the requirement that PGRLP comply with the Liquidity Covenant for the fiscal quarter ending March 31, 2002 (the "Waived Requirement"). PGRLP's request relates solely to the Waived Requirement and not to the Liquidity Covenant in respect of any other time period and to no other right, power, remedy, condition, term, provision or requirement of the Credit Agreement, Guaranties or other Loan Documents.

     (d) The foregoing waiver is expressly conditioned upon: (i) the simultaneous waiver by the Mezzanine Lenders of any defaults relating to failures to satisfy financial covenants under the Mezzanine Loan Documents; (ii) the agreement of the Borrower to escrow all TIF Payments in accordance with
Section 1 above; (iii) the establishment and funding of the Senior Additional Reserve Account (as defined below) and the pledging of all amounts in the Senior Additional Reserve Account to Agent (for the benefit of the Lenders) in a written agreement that is in a form and substance acceptable to Agent; and (iv) the execution and delivery of a written agreement by and between Agent (on behalf of the Lenders) and the Mezzanine Lenders with respect to disbursements from the Senior Additional Reserve Account.

     (e) The foregoing waiver shall be immediately and automatically revoked without the need for notice to any party or further action upon any default by PGRLP or the Borrower under the terms of this Agreement (including, without limitation, Section 1 hereof).

     Section 3. Additional Reserve Account.

     As an express condition precedent to the waiver granted in Section 2 and the modifications made in Section 4 hereof, PGRLP hereby agrees to deposit One Million Five Hundred Thousand Dollars ($1,500,000) into an account maintained by Agent (the "Senior Additional Reserve Account") as follows:

               (a) $375,000 on or prior to the date of this Agreement;

               (b) $281,250 on or prior to April 30, 2002;

               (c) $281,250 on or prior to May 31, 2002;

               (d) $281,250 on or prior to June 28, 2002; and

               (e) $281,250 on or prior to July 31, 2002.

     Such funds (including all interest thereon) shall be held by Agent subject to the same terms and conditions of the agreements described in Sections 2(d)(iii) and 2(d)(iv) hereof.

     Section 4. Amendments to the Guaranties.

     (a) Section 8(d) of the Completion Guaranty is hereby amended by (i) deleting therefrom the text "Twenty Million and No/100 Dollars ($20,000,000.00)" and replacing it with "Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000)", and (ii) deleting therefrom the text "Twenty-Five Million and No/100 Dollars ($25,000,000.00)" and replacing it with the following "Twenty Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000)".

     (b) Section 6(d) of the Interest and Operating Costs Guaranty is hereby amended by (i) deleting therefrom the text "Twenty Million and No/100 Dollars ($20,000,000.00)" and replacing it with "Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000)", and (ii) deleting therefrom the text "Twenty-Five Million and No/100 Dollars ($25,000,000.00)" and replacing it with "Twenty Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000)".

     (c) Section 6(d) of the Payment Guaranty is hereby amended by (i) deleting therefrom the text "Twenty Million and No/100 Dollars ($20,000,000.00)" and replacing it with "Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000)", and (ii) deleting therefrom the text "Twenty-Five Million and No/100 Dollars ($25,000,000.00)" and replacing it with "Twenty Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000)".

     Section 5. Miscellaneous.

     (a) Governing Law. The terms and provisions hereof and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

     (b) Full Force. The Credit Agreement, the Guaranties and each of the other Loan Documents, except to the extent of the waiver and amendments specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under the Credit Agreement, the Guaranties or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement, the Guaranties or any of the other Loan Documents. Without limiting the generality of the foregoing, PGRLP hereby confirms and agrees that notwithstanding the effectiveness of this Agreement, the Guaranties are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

     (c) Binding; No Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be modified orally, but only by a writing executed by all of the parties hereto.

     (d) Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                 (Signatures on next page)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date and year first above written.

                                    DEARBORN CENTER, L.L.C.

                                    By:   Prime/Beitler Development Company,
                                          L.L.C., its sole member

                                          By:   Penny Beitler L.L.C.,
                                                its managing member

                                          By:   /s/ J.C. Ambrister
                                                ------------------
                                                J.C. Ambrister
                                                Member

                                    BAYERISCHE HYPO- UND VEREINSBANK AG,
                                    NEW YORK BRANCH

                                    By:   /s/ William J. Rogers
                                          ----------------------
                                          William J. Rogers
                                          Managing Director

                                    By:   /s/ Steve W. Lorenz
                                          --------------------
                                          Steve W. Lorenz
                                          Director


                                    PRIME GROUP REALTY, L.P.

                                    By:   Prime Group Realty Trust,
                                          its managing general partner

                                          By:   /s/ Louis G. Conforti
                                                ---------------------
                                                Louis G. Conforti
                                                Co-President